Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-179778 of BofI Holding, Inc. on Form S-3 and Registration Statement No. 333-124702 on form S-8 our report dated September 11, 2012 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of BofI Holding, Inc. for the fiscal year ending June 30, 2012.

Crowe Horwath LLP

Costa Mesa, California
September 11, 2012